Exhibit 99.1

Vonage Business Drives Strong Second Quarter Revenue Growth; TokBox Acquisition Accelerates Growth and Broadens Platform with Leading Global Video API Offering

•    Vonage Business GAAP Revenues of $148 Million, a 20% increase
◦    Business Service GAAP Revenues up 24%
•    Consolidated GAAP Revenues of $260 Million, a 3% increase
•    Income from Operations of $13 Million; Adjusted OIBDA of $45 Million
•    Completed acquisition of TokBox Inc. for $35 million in all cash transaction
◦    Expands API portfolio to global leadership in video
•    Completed new $600 million credit facility to increase strategic flexibility, lower cost and extend maturity

Holmdel, NJ, August 1, 2018 - Vonage Holdings Corp. (NYSE: VG), a business cloud communications leader, today announced results for the quarter ended June 30, 2018.

Consolidated Results

“Vonage delivered another quarter of strong business growth while executing our transformation into a communications software company,” said Vonage CEO Alan Masarek. “Vonage Business service revenue grew 24 percent, driven by strong performance in CPaaS and continued adoption of Vonage Business Cloud. Our strategic focus is to deliver a differentiated, fully programmable communications solution that drives Better Business Outcomes for our customers.”

Mr. Masarek continued, “We are incredibly excited to announce the acquisition of TokBox, the global leader in programmable video API’s. With TokBox, our API portfolio expands beyond voice, SMS and IP messaging to include global leadership in programmable video. TokBox significantly expands our total addressable market, and it is a major step towards global leadership in cloud communications.”

For the second quarter of 2018, Vonage reported revenues of $260 million, a 3% increase from the year ago quarter. Income from Operations was $13 million, up from $7 million in the prior year quarter. Adjusted Operating Income Before Depreciation and Amortization (“Adjusted OIBDA”)1 was $45 million, up from $41 million in the prior year quarter. GAAP net income was $9 million or $0.03 per share, up from $5 million or $0.02 per share in the year ago quarter. Adjusted net income2 was $17 million or $0.07 per share, up from $15 million or $0.06 per share in the year ago quarter.

Acquisition of TokBox

Vonage has acquired TokBox Inc., a subsidiary of Telefonica, S.A., in an all-cash transaction for an enterprise value of $35 million, including assumed liabilities. San Francisco-based TokBox is the industry-leader in WebRTC programmable video. The acquisition of TokBox places Vonage in the leadership position in the programmable video sector with the strongest level of global adoption among video API providers. TokBox enables developers and enterprises to integrate live video into websites, mobile apps, and IoT devices with just a few lines of code.

Fast Growing Addressable Market

According to IDC, the U.S. programmable video market will be a $7.4 billion opportunity by 2022, representing more than a 140% four-year CAGR. This growth is being driven by three key factors:

-    The adoption of WebRTC, which has emerged as the worldwide standard for high quality video communications
-    The reduction in cost and complexity that programmable video provides developers to integrate live video
-    The near ubiquity of video-capable devices, coupled with improvements in network infrastructure which minimize video latency

High Quality, Enterprise Level Video Communications

Founded in 2007, TokBox has the highest level of global adoption among programmable video providers using WebRTC. TokBox has more than 2,300 global customers across a range of applications including: online education, financial institutions, help desks, telemedicine, field services, interactive broadcasts and social media. Today, over 1,700 mobile apps use the TokBox software development kit across Android and iOS.

With the addition of TokBox to the Vonage platform, developers will benefit from a simple, flexible and scalable programmable video solution to create engaging, embedded communications experiences.

Scott Lomond, CEO of TokBox, commented, "TokBox established itself early on as an industry leader based on the belief that the WebRTC standard had significant potential to drive a wave of innovation and value creation. As WebRTC has gained traction, our growth has been supported by the ability of our platform to simplify the integration of live video into websites and mobile apps for developers.”

Business Segment Results and Highlights

•    Vonage Business total revenues were $148 million, representing 57% of total consolidated revenues and 20% GAAP growth.
•    Vonage Business service revenues grew 24% to $128 million.
•    Service Revenue per Customer, which includes all Business services, was $348 in the second quarter of 2018, a 6% year-over-year increase.
•    Monthly Business service revenue churn was 1.2% in the second quarter of 2018, up from 1.1% in the year ago quarter.

•    UCaaS revenues for accounts billing more than $1,000 in monthly recurring revenue increased
27%.
•    Registered developers on the Nexmo API Platform increased to 546,000, representing a sequential increase of 62,000.

Consumer Segment Results and Highlights

•    Consumer revenues were $112 million in the second quarter of 2018 compared to $128 million in the prior year quarter, a decline of 13%.
•    Consumer customer churn was a record low 1.7%, down from 1.9% in the year ago quarter.
•    Average revenue per line (“ARPU”) in Consumer was $26.37, essentially flat from $26.33 in the year ago quarter.
•    The Consumer segment ended the second quarter with approximately 1.4 million subscriber lines.
Tenured customers, defined as those with the Company for more than two years, increased to 84%
of the base.

New Credit Facility

On July 31, Vonage closed on an expanded, five-year $600 million credit facility. This new facility is a reflection of the Company’s cash flow generation, and provides a lower cost of capital, as well as extended maturity and increased financial and strategic flexibility for investments in growth, including additional acquisitions.

The new facility consists of a $100 million senior secured term loan bearing interest at LIBOR plus 2.25% at closing, and a $500 million revolving credit facility bearing the same maximum interest on drawn amounts. The Company used $232 million of the proceeds from the new facility to retire all current debt under its prior $450 million facility and cover transaction fees and expenses. The lenders under the credit facility are JPMorgan Chase Bank, N.A., Bank of America, N.A. (new lender), Citizens Bank, N.A., Fifth Third Bank, MUFG Union Bank, N.A., Santander Bank, N.A., SunTrust Bank, Silicon Valley Bank, Keybank National Association and BankUnited (new lender).

Updated 2018 Outlook

The Company is updating 2018 guidance to reflect the acquisition of TokBox, as well as higher growth in Vonage Business and the shift of expenses from capital to operating. Vonage now expects the following:

•    Consolidated revenues in the range of $1,040 million to $1,050 million, up from the prior range of
$1,030 million to $1,045 million.
•    Vonage Business revenues in the range of $600 million to $610 million, up from the prior range of
$590 million to $605 million.
•    Consumer revenue guidance is unchanged in the range of $435 million to $440 million.
•    Consolidated Adjusted OIBDA in the $185 million area. This is down from the prior expectation of at least $195 million due to 1) the addition of TokBox, as the Company plans to invest in its product and go-to-market, and 2) the accelerated shift of certain public cloud hosting expenses into operating cost from capital expenditure.
•    Capital expenditures of approximately $30 million, down from $35 million, reflecting the shift of certain capital expenses to operating expenses and better cost management.

•    The decrease in capital expenditures is partially offsetting the change in Adjusted OIBDA.
Therefore, Adjusted OIBDA minus Capex is expected to be down approximately $5 million to the
$155 million area, versus the prior expectation of $160 million, due entirely to the acquisition of
TokBox.

Conference Call and Webcast

Management will host a conference call to discuss the company’s financial results for the second quarter of 2018 and other matters at 8:30 AM Eastern Time. To participate, please dial (866) 891-8177. International callers should dial (412) 902-6756.

A live webcast of the conference call will be available on the Vonage Investor Relations website. A replay of the webcast will also be available shortly after the conclusion of the call, and may be accessed through Vonage's Investor Relations website or by dialing (877) 344-7529 or (412) 317-0088 for international callers, and entering the passcode 10122031.

(1)This is a non-GAAP financial measure. Refer below to Table 3 for a reconciliation to GAAP income from operations.
(2)This is a non-GAAP financial measure. Refer below to Table 4 for a reconciliation to GAAP net income.

VONAGE HOLDINGS CORP.
TABLE 1. CONSOLIDATED FINANCIAL DATA
(Amounts in thousands, except per share amounts)

	Three Months Ended			Six Months Ended
	June 30,	March 31,	June 30,	June 30,
	2018	2018	2017	2018	2017
	(unaudited)	(unaudited)	(unaudited)	(unaudited)

Statement of Operations Data:
Revenues	$259,875	$253,573	$251,836	$513,448	$495,183

Operating Expenses:
Cost of revenues (excluding depreciation and amortization of $6,226, $6,434, $6,863, $12,660, and $13,645, respectively)	107,204	103,567	103,861	210,771	198,750
Sales and marketing	77,685	77,136	79,738	154,821	161,669
Engineering and development	10,375	10,820	6,670	21,195	15,040
General and administrative	32,174	27,582	36,514	59,756	71,600
Depreciation and amortization	19,062	16,800	18,394	35,862	36,341
	246,500	235,905	245,177	482,405	483,400
Income from operations	13,375	17,668	6,659	31,043	11,783
Other income (expense):
Interest expense	(3,097)	(3,161)	(3,861)	(6,258)	(7,564)
Other income (expense), net	337	(253)	690	84	475
	(2,760)	(3,414)	(3,171)	(6,174)	(7,089)
Income before income tax	10,615	14,254	3,488	24,869	4,694
Income tax (expense) benefit	(2,056)	10,270	1,337	8,214	6,044
Net income	$8,559	$24,524	$4,825	$33,083	$10,738
Earnings per common share:
Basic	$0.04	$0.11	$0.02	$0.14	$0.05
Diluted	$0.03	$0.10	$0.02	$0.13	$0.04
Weighted-average common shares outstanding:
Basic	237,919	233,034	223,492	235,490	221,930
Diluted	248,256	248,481	239,938	248,373	239,923

VONAGE HOLDINGS CORP.
TABLE 1. CONSOLIDATED FINANCIAL DATA - (Continued)
(Dollars in thousands, except per share amounts)

	Three Months Ended			Six Months Ended
	June 30,	March 31,	June 30,	June 30,
	2018	2018	2017	2018	2017
	(unaudited)	(unaudited)	(unaudited)	(unaudited)

Statement of Cash Flow Data:
Net cash provided by operating activities	$42,467	$23,468	$15,432	$65,935	$32,693
Net cash used in investing activities	(5,610)	(6,397)	(7,518)	(12,007)	(14,277)
Net cash used in financing activities	(32,971)	(25,062)	(7,838)	(58,033)	(21,378)
Capital expenditures and acquisition and development of software assets	(5,610)	(6,397)	(8,798)	(12,007)	(15,879)

	June 30,	December 31,
	2018	2017
	(unaudited)

Balance Sheet Data (at period end):
Cash and cash equivalents	$26,077	$31,360
Restricted cash	1,940	1,967
Accounts receivable, net of allowance	49,460	44,159
Inventory, net of allowance	2,033	2,971
Prepaid expenses and other current assets	28,134	31,285
Property and equipment, net	43,992	46,754
Goodwill	369,760	373,764
Software, net	18,092	22,252
Deferred customer acquisition costs, current and non-current	41,898	—
Intangible assets, net	152,901	173,270
Deferred tax assets	112,478	110,892
Other assets	23,637	20,007
Total assets	$870,402	$858,681
Accounts payable and accrued expenses	$116,562	$115,472
Deferred revenue, current and non-current	28,726	30,576
Total notes payable, net of debt related costs and indebtedness under revolving credit facility, including current portion	198,310	232,515
Other liabilities	7,692	7,220
Total liabilities	$351,290	$385,783
Total stockholders' equity	$519,112	$472,898

VONAGE HOLDINGS CORP.
TABLE 2. SUMMARY CONSOLIDATED OPERATING DATA
(Amounts in thousands, except per line amounts)
(unaudited)
The table below includes revenues and cost of revenues that our management uses to measure the growth and operating performance of the business focused portion of our business:

Business	Three Months Ended			Six Months Ended
	June 30,	March 31,	June 30,	June 30,
	2018	2018	2017	2018	2017
Revenues:
Service	$127,692	$116,302	$103,198	$243,994	$194,995
Access and product (1)	12,716	12,531	14,019	25,247	27,873
Service and Access and product	140,408	128,833	117,217	269,241	222,868
USF	7,434	7,835	6,497	15,269	12,648
Total Business Revenues	$147,842	$136,668	$123,714	$284,510	$235,516

Cost of Revenues:
Service (2)	$60,335	$52,982	$47,554	$113,317	$84,963
Access and product (1)	13,913	14,491	14,148	28,404	29,136
Service and Access and product	74,248	67,473	61,702	141,721	114,099
USF	7,434	7,840	6,497	15,274	12,648
Cost of Revenues	$81,682	$75,313	$68,199	$156,995	$126,747

Service margin %	52.7%	54.4%	53.9%	53.6%	56.4%
Gross margin % ex-USF (Service and Access and product margin %)	47.1%	47.6%	47.4%	47.4%	48.8%
Gross margin %	44.8%	44.9%	44.9%	44.8%	46.2%
(1) Includes customer premise equipment, access, and shipping and handling.
(2) Excludes depreciation and amortization of $4,978, $4,973, and $5,003 for the quarters ended June 30, 2018, March 31, 2018, and June 30, 2017, respectively, and $9,951 and $9,878 for the six months ended June 30, 2018 and 2017, respectively.
The table below includes revenues and cost of revenues that our management uses to measure the growth and operating performance of the consumer focused portion of our business:

Consumer	Three Months Ended			Six Months Ended
	June 30,	March 31,	June 30,	June 30,
	2018	2018	2017	2018	2017
Revenues:
Service	$100,467	$104,394	$115,636	$204,861	$234,753
Access and product (1)	289	91	201	380	404
Service and Access and product	100,756	104,485	115,837	205,241	235,157
USF	11,277	12,420	12,285	23,697	24,510
Total Consumer Revenues	$112,033	$116,905	$128,122	$228,938	$259,667

Cost of Revenues:
Service (2)	$12,375	$14,014	$21,435	$26,389	$43,535
Access and product (1)	1,870	1,794	1,942	3,664	3,958
Service and Access and product	14,245	15,808	23,377	30,053	47,493
USF	11,277	12,446	12,285	23,723	24,510
Cost of Revenues	$25,522	$28,254	$35,662	$53,776	$72,003

Service margin %	87.7%	86.6%	81.5%	87.1%	81.5%
Gross margin % ex-USF (Service and Access and product margin %)	85.9%	84.9%	79.8%	85.4%	79.8%
Gross margin %	77.2%	75.8%	72.2%	76.5%	72.3%
(1) Includes customer premise equipment, access, and shipping and handling.
(2) Excludes depreciation and amortization of $1,248, $1,461, and $1,860 for the quarters ended June 30, 2018, March 31, 2018, and June 30, 2017, respectively, and $2,709 and $3,767 for the six months ended June 30, 2018 and 2017, respectively.

.
VONAGE HOLDINGS CORP.
TABLE 2. SUMMARY CONSOLIDATED OPERATING DATA - (Continued)
(unaudited)
The table below includes key operating data that our management uses to measure the growth and operating performance of the business focused portion of our business:

Business	Three Months Ended			Six Months Ended
	June 30,	March 31,	June 30,	June 30,
	2018	2018	2017	2018	2017

Service revenue per customer	$348	$328	$327	$338	$321
Business revenue churn	1.2%	1.2%	1.1%	1.2%	1.2%
The table below includes key operating data that our management uses to measure the growth and operating performance of the consumer focused portion of our business:

Consumer	Three Months Ended			Six Months Ended
	June 30,	March 31,	June 30,	June 30,
	2018	2018	2017	2018	2017

Average monthly revenues per line	$26.37	$26.58	$26.33	$26.45	$26.18
Subscriber lines (at period end)	1,393,131	1,439,669	1,594,857	1,393,131	1,594,857
Customer churn	1.7%	1.9%	1.9%	1.8%	2.0%

VONAGE HOLDINGS CORP.
TABLE 3. RECONCILIATION OF GAAP INCOME FROM OPERATIONS
TO ADJUSTED OIBDA AND TO ADJUSTED OIBDA MINUS CAPEX
(Amounts in thousands)
(unaudited)

	Three Months Ended			Six Months Ended
	June 30,	March 31,	June 30,	June 30,
	2018	2018	2017	2018	2017

Income from operations	$13,375	$17,668	$6,659	$31,043	$11,783
Depreciation and amortization	19,062	16,800	18,394	35,862	36,341
Share-based expense	8,497	6,709	7,412	15,206	14,476
Acquisition related transaction and integration costs	432	—	18	432	157
Organizational transformation	3,011	109	4,000	3,120	4,000
Acquisition related consideration accounted for as compensation	559	827	4,310	1,386	11,073
Adjusted OIBDA	44,936	42,113	40,793	87,049	77,830
Less:
Capital expenditures	(4,537)	(3,250)	(5,294)	(7,787)	(8,995)
Acquisition and development of software assets	(1,073)	(3,147)	(3,504)	(4,220)	(6,884)
Adjusted OIBDA Minus Capex	$39,326	$35,716	$31,995	$75,042	$61,951

VONAGE HOLDINGS CORP.
TABLE 4. RECONCILIATION OF GAAP NET INCOME TO
NET INCOME EXCLUDING ADJUSTMENTS
(Amounts in thousands, except per share amounts)
(unaudited)

	Three Months Ended			Six Months Ended
	June 30,	March 31,	June 30,	June 30,
	2018	2018	2017	2018	2017

Net income	$8,559	$24,524	$4,825	$33,083	$10,738
Amortization of acquisition - related intangibles	8,594	8,830	9,069	17,424	18,068
Acquisition related transaction and integration costs	432	—	18	432	157
Acquisition related consideration accounted for as compensation	559	827	4,310	1,386	11,073
Organizational transformation	3,011	109	4,000	3,120	4,000
Tax effect on adjusting items	(4,177)	(3,301)	(7,188)	(7,478)	(13,757)
Adjusted net income	$16,978	$30,989	$15,034	$47,967	$30,279
Earnings per common share:
Basic	$0.04	$0.11	$0.02	$0.14	$0.05
Diluted	$0.03	$0.10	$0.02	$0.13	$0.04
Weighted-average common shares outstanding:
Basic	237,919	233,034	223,492	235,490	221,930
Diluted	248,256	248,481	239,938	248,373	239,923
Earnings per common share, excluding adjustments:
Basic	$0.07	$0.13	$0.07	$0.20	$0.14
Diluted	$0.07	$0.12	$0.06	$0.19	$0.13
Weighted-average common shares outstanding:
Basic	237,919	233,034	223,492	235,490	221,930
Diluted	248,256	248,481	239,938	248,373	239,923

VONAGE HOLDINGS CORP.
TABLE 5. FREE CASH FLOW
(Amounts in thousands)
(unaudited)

	Three Months Ended			Six Months Ended
	June 30,	March 31,	June 30,	June 30,
	2018	2018	2017	2018	2017

Net cash provided by operating activities	$42,467	$23,468	$15,432	$65,935	$32,693
Less:
Capital expenditures	(4,537)	(3,250)	(5,294)	(7,787)	(8,995)
Acquisition and development of software assets	(1,073)	(3,147)	(3,504)	(4,220)	(6,884)
Free cash flow	$36,857	$17,071	$6,634	$53,928	$16,814

VONAGE HOLDINGS CORP.
TABLE 6. RECONCILIATION OF NOTES PAYABLE, INDEBTEDNESS UNDER REVOLVING CREDIT FACILITY, AND CAPITAL LEASES TO NET DEBT
(Dollars in thousands)
(unaudited)

	June 30,	December 31,
	2018	2017

Current maturities of capital lease obligations	$46	$140
Current portion of notes payable	18,750	18,750
Notes payable and indebtedness under revolving credit facility, net of current maturities and debt related costs	179,560	213,765
Unamortized debt related costs	503	672
Gross debt	198,859	233,327
Less:
Unrestricted cash	26,077	31,360
Net debt	$172,782	$201,967

About Vonage

Vonage (NYSE: VG) is redefining business communications. True to our roots as a technology disruptor, we've embraced technology to transform how companies communicate to create better business outcomes. Our unique cloud communications platform brings together a robust unified communications solution with the agility of embedded communications APIs. This powerful combination enables businesses to collaborate more productively and engage their customers more effectively across messaging, chat, social media, video and voice.

The Company also provides a robust suite of feature-rich residential communication solutions.

Vonage Holdings Corp. is headquartered in Holmdel, New Jersey, with offices throughout the United States, Europe, Asia, and Israel. Vonage® is a registered trademark of Vonage Marketing LLC, owned by Vonage America Inc. For more information, visit www.vonage.com.

Investor Contact: Hunter Blankenbaker 732.444.4926; hunter.blankenbaker@vonage.com
Media Contact: Jo Ann Tizzano 732.365.1363; joann.tizzano@vonage.com
Use of Non-GAAP Financial Measures
This press release includes measures defined as non-GAAP financial measures by Regulation G adopted by the Securities and Exchange Commission, including: adjusted Operating Income Before Depreciation and Amortization (“adjusted OIBDA”), adjusted OIBDA less Capex, adjusted net income, net debt (cash), and free cash flow.
Adjusted OIBDA
Vonage uses adjusted OIBDA as a principal indicator of the operating performance of its business.
Vonage defines adjusted OIBDA as GAAP income (loss) from operations excluding depreciation and amortization, share-based expense, acquisition related transaction and integration costs, change in contingent consideration, acquisition related consideration accounted for as compensation, organizational transformation costs and loss on sublease.
Vonage believes that adjusted OIBDA permits a comparative assessment of its operating performance, relative to its performance based on its GAAP results, while isolating the effects of depreciation and amortization, which may vary from period to period without any correlation to underlying operating performance; of share-based expense, which is a non-cash expense that also varies from period to period; of one-time acquisition related transaction and integration costs, acquisition related consideration accounted for as compensation and change in contingent consideration, organizational transformation costs and loss on sublease.
The Company provides information relating to its adjusted OIBDA so that investors have the same data that the Company employs in assessing its overall operations. The Company believes that trends in its Adjusted OIBDA are valuable indicators of the operating performance of the Company on a consolidated basis.
The Company does not reconcile its forward-looking adjusted OIBDA to the corresponding GAAP measure of income from operations due to the significant variability and difficulty in making accurate forecasts with respect to the various expenses we exclude, as they may be significantly impacted by future events the timing and nature of which are difficult to predict or are not within the control of management.  As such, the Company has determined that reconciliations of this forward-looking non-GAAP financial measure to the corresponding GAAP measure is not available without unreasonable effort.

Adjusted OIBDA less Capex
Vonage uses adjusted OIBDA less Capex as an indicator of the operating performance of its business. The Company provides information relating to its adjusted OIBDA less Capex so that investors have the same data that the Company employs in assessing its overall operations. The Company believes that trends in its Adjusted OIBDA less Capex are valuable indicators of the operating performance of the Company on a consolidated basis because they provide our investors with insight into current performance and period-to-period performance.
Adjusted net income
Vonage defines adjusted net income, as GAAP net income (loss) excluding amortization of acquisition-related intangible assets, acquisition related transaction and integration costs, change in contingent consideration, acquisition related consideration accounted for as compensation, organizational transformation costs, loss on sublease and tax effect on adjusting items.
The Company believes that excluding these items will assist investors in evaluating the Company's operating performance and in better understanding its results of operations as amortization of acquisition-related intangible assets is a non-cash item, one-time acquisition related transaction and integration costs, change in contingent consideration, acquisition related consideration accounted for as compensation, loss on sublease and tax effect on adjusting items are not reflective of operating performance.
Net debt (cash)
Vonage defines net debt (cash) as the current maturities of capital lease obligations, current portion of notes payable, notes payable and indebtedness under revolving credit facility, net of current maturities and debt related costs, and capital lease obligations, net of current maturities, less unrestricted cash and marketable securities.
Vonage uses net debt (cash) as a measure of assessing leverage, as it reflects the gross debt under the Company's credit agreements and capital leases less cash available to repay such amounts. The Company believes that net cash is also a factor that first parties consider in valuing the Company.
Free cash flow
Vonage defines free cash flow as net cash provided by operating activities minus capital expenditures, purchase of intangible assets, and acquisition and development of software assets.
Vonage considers free cash flow to be a liquidity measure that provides useful information to management about the amount of cash generated by the business that, after the acquisition of equipment and software, can be used by Vonage for debt service and strategic opportunities. Free cash flow is not a measure of cash available for discretionary expenditures since the Company has certain non-discretionary obligations such as debt service that are not deducted from the measure.
The non-GAAP financial measures used by Vonage may not be directly comparable to similarly titled measures reported by other companies due to differences in accounting policies and items excluded or included in the adjustments, which limits its usefulness as a comparative measure. These non-GAAP financial measures should be considered in addition to results prepared in accordance with GAAP, but should not be considered a substitute for, or superior to, GAAP results.

Safe Harbor Statement
This press release contains forward-looking statements, including statements about acquisitions, acquisition integration, financing activity, growth priorities or plans, revenues, adjusted OIBDA, churn, seats, lines or accounts, average revenue per user, cost of telephony services, capital expenditures, new products and related investment, and other statements that are not historical facts or information, that constitute forward-looking statements for purposes of the safe harbor provisions under The Private Securities Litigation Reform Act of 1995. In addition, other statements in this press release that are not historical facts or information may be forward-looking statements. The forward-looking statements in this release are based on information available at the time the statements are made and/or management's belief as of that time with respect to future events and involve risks and uncertainties that could cause actual results and outcomes to be materially different. Important factors that could cause such differences include, but are not limited to: the competition we face; the expansion of competition in the cloud communications market; our ability to adapt to rapid changes in the cloud communications market; the nascent state of the cloud communications for business market; our ability to retain customers and attract new customers cost effectively; the risk associated with developing and maintaining effective internal sales teams and effective distribution channels; risks related to the acquisition or integration of businesses we have acquired; security breaches and other compromises of information security; risks associated with sales of our services to medium-sized and enterprise customers; our reliance on third party hardware and software; our dependence on third party facilities, equipment, systems and services; system disruptions or flaws in our technology and systems; our ability to scale our business and grow efficiently; our dependence on third party vendors; the impact of fluctuations in economic conditions, particularly on our small and medium business customers; our ability to comply with data privacy and related regulatory matters; our ability to obtain or maintain relevant intellectual property licenses; failure to protect our trademarks and internally developed software; fraudulent use of our name or services; intellectual property and other litigation that have been and may be brought against us; reliance on third parties for our 911 services; uncertainties relating to regulation of business services; risks associated with legislative, regulatory or judicial actions regarding our business products; risks associated with operating abroad; risks associated with the taxation of our business; risks associated with a material weakness in our internal controls; governmental regulation and taxes in our international operations; liability under anti-corruption laws or from governmental export controls or economic sanctions; our dependence on our customers' broadband connections; restrictions in our debt agreements that may limit our operating flexibility; foreign currency exchange risk; our ability to obtain additional financing if required; any reinstatement of holdbacks by our credit card processors; our history of net losses and ability to achieve consistent profitability in the future; our ability to fully realize the benefits of our net operating loss carry-forwards if an ownership change occurs; certain provisions of our charter documents/ and other factors that are set forth in the “Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2017 and Quarterly Reports on Form 10-Q filed with the SEC. While the Company may elect to update forward-looking statements at some point in the future, the Company specifically disclaims any obligation to do so except as required by law, and therefore, you should not rely on these forward-looking statements as representing the Company's views as of any date subsequent to today.
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